Q1 2025 Shareholder Letter MAY 8, 2025

Q1 2025 Shareholder Letter 1 Dear Grindr Shareholders,    2025 is off to a fantastic start. Early results from several initiatives in testing are already delivering outsized performance, allowing us to raise full-year guidance to 26% or greater revenue growth and at least 43% Adjusted EBITDA margin. First quarter highlights Revenue grew 25% year-over-year, with a net income margin of 29% and an Adjusted EBITDA margin of 43% Right Now, which significantly enhances the free user experience on Grindr, expanded to 15 new cities, with plans to add more cities over the next several weeks as we expand to over 50% of our Weekly Active Users (WAU) Began beta testing, with Unlimited-tier users, new transformative GenAI products, including A-List, which combine Grindr’s unique data and distribution with AI to deliver creative, distinctive, and useful experiences Rolled out new trust and safety initiatives to enhance user experience and platform integrity Began initial testing of Woodwork™ by Grindr, our first gayborhood expansion initiative, in two markets; an Executed warrant redemption and implemented our stock repurchase program, repurchasing 8.3 million shares of common stock for $141 million in Q1. Raising   FY 2025 Guidance 26% or Greater Revenue Growth At Least 43% Adj. EBITDA Margin

Product-led Growth toward Our Vision

We're executing against a multi-year strategy to build one of the most beloved community apps – and one of the most advanced consumer technology platforms in the world, with AI natively integrated throughout the product. Our aim is to deliver product experiences that haven't been possible before, tailored to the real needs of our uniquely engaged user base.

As discussed at Investor Day last June, our strategy is anchored by three pillars:

1. Deepening and expanding our core connection business;
2. Building a uniquely powerful AI architecture layer;
3. Launching adjacent direct-to-consumer (DTC) businesses that reflect the needs and spending power of our user base.



CORE BUSINESS
AI
GAYBORHOOD EXPANSION
New Products & Features
Via Intent
Plans, Pricing, & Packaging
International Growth
AI / ML
Health & Personal Wellness
Travel Experiences & Luxury Lifestyle
Local Discovery

We've spent the past three years laying the foundation that this strategy requires. In 2022, we went public. In 2023, we demonstrated strong execution and established key relationships with the investment community. In 2024, we rebuilt our core team and culture, addressed brand debt, and set bold long-term product and financial goals. Growth over the past three years was driven by singular standout products – Boost in 2022 (alongside the hugely popular Albums feature), XTRA Weekly in 2023, and Unlimited Weekly in 2024. **In 2025 (and going forward), growth will come from shipping more, faster. Instead of relying on one or two hero products, we are developing a broad range of initiatives, features, and products to fuel our momentum heading into 2026 and 2027.** For perspective: in 2024, we launched 8 new products and initiatives; in 2025, we plan to launch 40+ new products across our core use case, AI/ML, and the gayborhood. As we enter this next phase, we are focused on optimizing this increasingly broad product portfolio.

Q1 2025 Shareholder Letter 2

Innovating Today & for Our AI-led Future Connecting gay and bi men remains core to Grindr’s value proposition – and we must always excel at enabling immediate connections, which are essential to gay culture. Right Now expands our product surface to do exactly that. In March, we launched Right Now in 15 new cities, including New York, Miami, London, Paris, and São Paulo, with 20-25% of users in these new markets engaging with Right Now each week. With strong early results in these markets, we decided to monetize Right Now on a limited basis in select markets. This decision is one of the contributors to us raising full-year guidance.  Our rollout of Right Now reflects our deliberate approach to testing new products in the core app and optimizing how we merchandize them. Our near-term focus is on delivering standout in-app experiences that offer meaningful features and value users truly appreciate. We believe that when users see real value in new free features, they’re more likely to explore – and pay for – premium offerings across the app. This strategy enables us to drive rapid revenue growth while continuously improving the overall user engagement, especially for free users, whose consistently great experience is critical to Grindr’s long-term success. Over the next several years, we intend for Grindr to become a pioneering AI- native company. We are already moving down this path, leveraging our distribution, user base, vast data, and hard core technical capabilities to deliver previously unimaginable experiences.  In January, we announced our first suite of AI-native products, led by A-List, now live in testing with a portion of our Unlimited users. A-List delivers a deeply personalized, richer app experience based on each user’s chat history. Grindr users send over 130 billion chats a year – more than 50 chats per daily user – and A-List transforms that activity into smarter, best-fit priority connections with thoughtful, rich summaries of conversations that have Right Now Distance Hosting Looking to meet up on my lunch break near Weho 22 min 1340 ft Dom is in Right Now Just now 3542 ft Pool day anyone? 12 min 1 mi fit guy looking for now 54 min 500 ft Johnryreallylongusername is in Right Now Right Now Feed (Julian) 2561 feet away Recap Missed Connection Hot dom writer swapped kinks; blindfold session set when you’re work deadlines are clear. (Benjamin) 3890 feet away Recap Contender Grabbed coffee Tuesday afternoon. Nice guy, interesting chat, but maybe more friendly than flirty. (Maurice) 4100 feet away Recap Inbox A-List Albums Online Met Up Contenders A-List Q1 2025 Shareholder Letter 3

already taken place. Instead of manually curating a favorites list, A-List uses GenAI to surface the connections that matter most, based on the content and quality of conversations. I would strongly recommend taking a look at a demo of A-List in action at grindrproduct.com/alist.

Driving User Trust and Privacy

As we scale our AI offerings, privacy remains central to our approach. No user data is used to train public or third-party foundation models. Currently, AI processing for personalization uses Amazon's Bedrock cloud managed service, providing access to best-in-class models like Anthropic's Claude, Meta's Llama, and Amazon's Nova. Our architecture layer for AI is built to be multi-modal, enabling us to easily switch models we are utilizing. It also is designed to keep data secure, localized, and compliant with Grindr's high privacy standards. Just as important, every AI-powered feature – whether chat summaries or A-list – is built with user control, transparency, and robust guardrails. At Grindr, privacy isn't just a feature; it's the foundation of how we build – and a key reason users continue to choose and trust our platform.

To that end, in Q1 we launched ***Taken On Grindr***, a feature that empowers users to validate the authenticity of profile images (their own or others') directly within the app, while supporting the privacy needs of our more discreet users. ***Profile Hide*** gives users more control over their experience by letting them hide profiles they don't want to see – when a user hides someone, both profiles disappear from each other's view. And our new in-app ***Safety and Privacy Center*** makes it easier for users to manage their privacy settings, personalized ad preferences, and access relevant safety and privacy information like our Holistic Safety Guide.


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Q1 2025 Shareholder Letter 4

Welcome to the Gayborhood We’ve soft beta-launched our first gayborhood expansion - WoodworkTM, a men’s health subscription service built by gay people, for gay people - well ahead of schedule. We’re starting with a compounded ED medication and, over-time, plan to expand into broader health and wellness products. Partnering with OpenLoop, an end-to-end telehealth provider, allows us to facilitate high-quality care through a capital-light model with minimal execution risk. Woodwork is a natural fit for Grindr and is designed for immediacy and spontaneity, to match our users’ lifestyles. Learn more at woodwork.com. We’re treating Woodwork  as a true “zero to one” effort— equivalent to a ‘seed-stage’ startup, just within Grindr. It is operationally structured to deliberately not distract us from our aggressive core product roadmap, which is where the overwhelming majority of our team is focused. As a startup, in the near term, Woodwork is about learning: how to best leverage Grindr as a distribution engine? how to build a brand that stands alone yet integrates seamlessly with Grindr? and how to earn user trust in health and wellness? Only once we’ve nailed these fundamentals will we shift focus to scaling – whether that’s sign ups, revenue, or geographic market expansion. With minimal capital and talent invested, we’re playing the long game – and it may be several quarters before we have meaningful updates to share. by Q1 2025 Shareholder Letter 5

2025 marks a pivotal year for Grindr – from laying the foundation to executing on our long-term product vision.  Today, thanks to our team’s intense focus and discipline, the pace of product development at Grindr is relentless. This is leading to strong early progress in the year, reinforcing our confidence in the path ahead. I’m thrilled by our team’s ability to execute on our ambitious strategy in such a nimble way - it’s inspiring to watch. We’re honored to be building these experiences for our fantastic community.  Thank you, George Arison Q1 2025 Shareholder Letter 6

Q1 2025 Financial & Operating Performance

Our first quarter financial results were strong. Total revenue for the first quarter increased by 25% year-over-year to $94 million, operating income was $25 million, net income was $27 million, representing a net income margin of 29%, and Adjusted EBITDA was $41 million, representing an Adjusted EBITDA margin of 43%.

Q1 2025 Operational Highlights

Average MAU	Average Paying Users	ARPPU
14.6M	**1.2M**	**$22.86**
+7% Year-Over-Year Growth	+16% Year-Over-Year Growth	+8% Year-Over-Year Growth

Revenue

Direct Revenue for the first quarter of 2025 was $80 million, up 24% year-over-year from $64 million in Q1 2024. The growth was driven by continued demand for both of our shorter-duration subscription offerings, Unlimited Weekly, which launched in late Q1 2024, and XTRA Weekly, which benefited in Q1 2025 from the international rollout of our Recommendations: More Quality Profiles feature. Average Direct Revenue per Paying User (ARPPU) increased 8% year-over-year to $22.86. ARPPU growth reflects stronger monetization of our user base, particularly in North America and Europe.

Indirect Revenue, which comprises our advertising business, grew 26% year-over-year to $14 million in Q1 2025 compared to $11 million in Q1 2024. In Q1 we introduced several new ad formats across Native ads, which blend into the app experience, and Rewarded ads, which offer users benefits for engaging with ads; onboarded additional third-party advertising partners; and made further optimizations to our ad tech. These efforts will ramp throughout 2025 and we are encouraged by the early results.


Revenue
$ in millions
$75M
$11M
Indirect
$64M
Direct
$82M
$12M
Indirect
$70M
Direct
$89M
$12M
Indirect
$77M
Direct
$98M
$18M
Indirect
$80M
Direct
$94M
$14M
Indirect
$80M
Direct
Q1 '24
Q2 '24
Q3 '24
Q4 '24
Q1 '25

*The graphs presented above are for illustrative purposes and are not to scale.

Q1 2025 Shareholder Letter 7

Q1 2025 Shareholder Letter 8 Operating Income Operating income for the first quarter of 2025 was $25 million, or 27% of revenue, compared to $19 million, or 26% of revenue in Q1 2024. Operating expenses, excluding cost of revenue, were $44 million in Q1 2025, up from $36 million in Q1 2024. The $8 million or 21% year-over-year increase was driven by higher people costs, including stock-based compensation. Our headcount increased 13% year-over- year to 146 at the end of Q1 2025. Despite the increase, operating expenses, excluding cost of revenue, as a percentage of revenue were 47% compared to 48% in the prior year as we continue to deliver strong revenue growth. Net Income Net Income for the first quarter of 2025 was $27 million, compared to a net loss of $9 million in Q1 2024. Diluted earnings per share was $0.09 compared to a loss of $0.05 per share in the prior year. Net income in Q1 2025 was partially driven by a $10 million favorable impact from the change in fair value of our warrant liability. As of February 24, 2025, all of our outstanding warrants that had not been exercised prior to that date were redeemed and this source of non-cash volatility has been eliminated and will no longer impact GAAP net income going forward. Adjusted EBITDA Adjusted EBITDA for the first quarter of 2025 was $41 million, or 43% of total revenue, compared to $32 million and 42% of total revenue, in Q1 2024. *The graphs presented above are for illustrative purposes and are not to scale. Adjusted EBITDA $ in millions $32M Q1 ‘24 $37M Q2 ‘24 $40M Q3 ‘24 $38M Q4 ‘24 $41M Q1 ‘25 42% 45% 45% 40% 43% Share Repurchase Program On March 5, 2025, we announced that our Board of Directors authorized a two-year share repurchase program of up to $500 million shares of our common stock. During the first quarter of 2025 we repurchased 8.3 million shares of common stock for $141 million, for an average per-share price of $17.07. Weighted-average diluted shares outstanding at the end of Q1 2025 were 201.0 million.

Q1 2025 Shareholder Letter 9 Guidance Based on Grindr’s strong financial performance, we have increased confidence in our outlook for 2025. We now expect revenue growth in 2025 to be 26% or greater and expect our Adjusted EBITDA margin to be at least 43%. Q1 2025 Performance Metrics Average Paying Users 1.2M Average Paying User Penetration 8% Average MAU 14.6M ARPPU $22.86 Conference Call  Grindr will host a conference call to discuss these results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), May 8, 2025. The live audio webcast, along with the press release, will be accessible at https:// investors.grindr.com/. A recording of the webcast will also be available on our website following the conference call.

Q1 2025 Shareholder Letter 10 Adjusted EBITDA and Adjusted EBITDA Margin (in thousands)

Q1 2025 Shareholder Letter 11 Free Cash Flow and Free Cash Flow Conversion (in thousands)

Q1 2025 Shareholder Letter 12 Unaudited Condensed Consolidated Balance Sheets (in thousands)

Unaudited Condensed Consolidated Statement of Operations and Comprehensive Income (Loss) (in thousands) Q1 2025 Shareholder Letter 13

Unaudited Condensed Consolidated Statement of Cash Flows (in thousands) Q1 2025 Shareholder Letter 14

Unaudited Condensed Consolidated Statement of Cash Flows (continued) (in thousands) Q1 2025 Shareholder Letter 15

Forward Looking Statements This letter contains “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 regarding Grindr’s current views with respect to our industry, operations, and future business plans, expectations and performance. These forward-looking statements can generally be identified by the use of forward-looking terminology, such as “anticipates,” “approximately,” “believes,” “continues,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,”  “projects,” “seeks,” “should,” “will” or the negative version of these words or other comparable words or phrases, but the absence of these words does not mean that a statement is not forward-looking.  These forward-looking statements include, among others, statements regarding our annual revenue growth and adjusted EBITDA margin guidance for 2025; our plan to launch 40+ new products during 2025; our roll-out of Right Now, WoodworkTM, and A-List, and expectations for each new product offering; our ability to drive rapid revenue growth and improve user engagement with our product strategy;  our ability to keep user data and other sensitive data secure, including on third party platforms; our ability to develop new products and features, including AI-driven features; and our ability to become a pioneering AI-native company. Forward-looking statements, including guidance related to revenue growth and adjusted EBITDA margin, are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from our expectations discussed in the forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to retain existing users and add new users; (ii) the impact of the regulatory environment and complexities with compliance related to such environment, including maintaining compliance with privacy, data protection, and online safety laws and regulations and laws in the United States and abroad that apply to our products or services, including in the health and wellness sector; (iii) our ability to address privacy concerns and protect systems and infrastructure from cyber-attacks and prevent unauthorized data access; (iv) our ability to identify and consummate strategic transactions including strategic partnerships, acquisitions, or investments in complementary products, services, or technologies, including outside of our core product; and our ability to realize the intended benefit of such transactions; (v) our success in retaining or recruiting directors, officers, key employees, or other key personnel, and our success in managing any changes in such roles; (vi) our ability to respond to general economic conditions; (vii) competition in the dating and social networking products and services industry; (viii) our ability to adapt to changes in technology and user preferences in a timely and cost-effective manner; (ix) our ability to successfully adopt generative AI and machine learning processes and algorithms into our daily operations, including by deploying generative AI and machine learning into our products and services; (x) our dependence on the integrity of third-party systems and infrastructure; (xi) our ability to protect our intellectual property rights from unauthorized use by third parties; (xii) whether the concentration of our stock ownership and voting power limits our stockholders’ ability to influence corporate matters; (xiii) the timing, price and quantity of repurchases of shares of our common stock under our repurchase program, and our ability to fund any such repurchases; and (xiv) the effects of macroeconomic and geopolitical events on our business, such as health epidemics, pandemics, natural disasters, the impacts of changing tariff policies and trade tensions, and wars or other regional conflicts. The foregoing list of factors is not exhaustive.  Further information on these and additional risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included in the section titled “Risk Factors'' included under Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2024, as amended, and in quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and you should not place undue reliance on forward-looking statements. Except as required by law, Grindr assumes no obligation, and does not intend, to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise Q1 2025 Shareholder Letter 16

Non-GAAP Financial Measures Grindr uses Adjusted EBITDA, Adjusted EBITDA margin, free cash flow, and free cash flow conversion which are non-GAAP measures, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Grindr’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  Adjusted EBITDA adjusts for the impact of items that Grindr does not consider indicative of the operational performance of its business. Grindr defines Adjusted EBITDA as net income (loss) excluding income tax provision; interest expense, net; depreciation and amortization; stock-based compensation expense; gain (loss) in fair value of warrant liability; and severance expense, litigation-related costs, and other items, in each case, that are unrelated to Grindr’s core ongoing business operations. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.  Free cash flow is an indicator of liquidity that provides information to our management and investors about the amount of cash generated from operations, after capitalized software development costs, and purchases of property and equipment, that can be used to repay debt obligations and/or for strategic initiatives. Grindr defines free cash flow as net cash provided by (used in) operating activities, less capitalized software development costs, and purchases of property and equipment. Free cash flow conversion is calculated by dividing free cash flow for a period by Adjusted EBITDA for the same period. Free cash flow and free cash flow conversion do not represent our residual cash flow available for discretionary purposes and does not reflect our future contractual commitments. Grindr excludes the above items as some are non-cash in nature, and others may not be representative of normal operating results. While Grindr believes that Adjusted EBITDA, Adjusted EBITDA Margin, free cash flow, and free cash flow conversion are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with GAAP.   A reconciliation of Grindr’s non-GAAP financial measures to the most comparable GAAP financial measures for the three months ended March 31, 2025 and 2024 are presented above. We are not able to estimate net income (loss) or net income (loss) margin on a forward-looking basis or reconcile the guidance provided for Adjusted EBITDA margin to net income (loss) margin on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from Adjusted EBITDA margin. In particular, the measures and effects of our stock-based compensation related to equity grants that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results. Q1 2025 Shareholder Letter 17

Key Operating Measures Our key operating measures include Average Paying Users, Average Monthly Active Users (Average MAUs), Average Paying User Penetration, Average Direct Revenue per Average Paying User (ARPPU) , and Average Total Revenue Per User (ARPU). We define our key operating measures and how we calculate them in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Operating and Financial Metrics” included under Part I, Item 2 in our Quarterly Report on Form 10-Q for the three months ended March 31, 2025. In this letter we also refer to Weekly Active Users. A Weekly Active User (WAU) is a unique device that demonstrates activity on the Grindr platform during any given calendar week. Activity on the platform is defined as opening the app, sending or receiving a chat, or viewing another person's profile. We exclude devices with linked profiles banned for spam. We calculate Average WAUs as a weekly average, by counting the total number of WAUs in each calendar week and then dividing by the number of weeks in the relevant period. Trademarks This letter may contain trademarks of Grindr. Solely for convenience, trademarks referred to in this letter may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that Grindr will not assert, to the fullest extent under applicable law, its rights to these trademarks. About Grindr With more than 14.5 million average monthly active users, Grindr has grown to become the Global Gayborhood in Your Pocket™, on a mission to make a world where the lives of our global community are free, equal, and just. Available in 190 countries and territories, Grindr is often the primary way for its users to connect, express themselves, and discover the world around them. Since 2015, Grindr for Equality has advanced human rights, health, and safety for millions of LGBTQ+ people in partnership with organizations in every region of the world. Grindr has offices in West Hollywood, the Bay Area, Chicago, and New York. The Grindr app is available on the App Store and Google Play. Q1 2025 Shareholder Letter 18